UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

May 7, 2014

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2014, the Registrant appointed Fred Thiel as its chief executive officer. In connection with the appointment, the Registrant entered into an employment agreement with Mr. Thiel (the “Employment Agreement”). The initial term of the Employment Agreement is for one year and will continue thereafter for successive one-year periods unless either party gives written notice not less than thirty days prior to the expiration of any term. Under the terms of the Employment Agreement, the Registrant will pay Mr. Thiel an annual base salary of $455,000. In addition, Mr. Thiel shall be eligible to receive an annual bonus of up to 65% of his annual salary. Mr. Thiel was also granted an option to purchase 600,000 shares of the Registrant’s common stock at the closing price as reported by the Nasdaq Stock Market on May 7, 2014.

If the Registrant terminates the Employment Agreement without cause (the definition of which is summarized below), or if Mr. Thiel terminates his Employment Agreement with good reason (the definition of which is also summarized below), each as defined in the Employment Agreement, the Registrant is obligated to pay Mr. Thiel: (i) his annual salary and other benefits earned prior to termination, (ii) one-times his annual salary payable over twelve (12) months after termination, (iii) benefits for twelve (12) months following the date of termination, (iv) the vesting of all options that would have vested had Mr. Thiel’s Employment Agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination, and (v) the right for 90 days from the date of termination to exercise all vested options granted to Mr. Thiel.

Notwithstanding the foregoing, in the event of a change of control or a termination without cause or for good reason by Mr. Thiel within 120 days of a change of control, all options granted to Mr. Thiel will be immediately vested and remain exercisable through the end of the option term as if he were still employed by the Registrant. Furthermore, in the event of a termination without cause of for good reason by Mr. Thiel in connection with a change of control, the Registrant is obligated to pay Mr. Thiel, in addition to those amounts set forth above, an amount equal to one times the amount of all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum.

Under the terms of the Employment Agreement, a change of control is deemed to have occurred generally in the following circumstances:

•	The acquisition by any person of 35% or more of the securities of the Registrant, exclusive of securities acquired directly from the Registrant;

•	The acquisition by any person of 50% or more of the combined voting power of the Registrant’s then outstanding voting securities;

•	Certain changes in the composition of the Registrant’s Board of Directors;

•	Certain mergers and consolidations of the Registrant where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of a plan of liquidation of the Registrant or the consummation of the sale of all or substantially all of the Registrant’s assets where certain voting thresholds are not maintained.

Under the terms of the Employment Agreement, “cause” is generally defined as:

•	Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to the Registrant;

•	Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment of the Registrant, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of the Board of Directors or failure to devote substantially all of the business time and effort to the Registrant, upon notice; and

•	Material breaches of the Employment Agreement by Mr. Thiel.

Under the terms of the Employment Agreement, good reason is generally defined as:

•	A reduction in salary or failure to pay salary when due;

•	A material diminution in title, authority, duties, reporting relationship or responsibilities;

•	Material breach of the Employment Agreement by the Registrant;

•	Failure to have any successor in interest to the Registrant assume the Employment Agreement;

•	A relocation of Mr. Thiel to offices farther than 50 miles away from the location set forth in the Employment Agreement; and

•	The assignment to Mr. Thiel of any duties or responsibilities which are inconsistent with his status, position or responsibilities.

The description of the Employment Agreement herein is limited in its entirety by the terms of the Employment Agreement filed as Exhibit 10.1 and is incorporated herein by reference.

Mr. Thiel, age 53, has served on the company’s board of directors since January 2013 and was named Chairman of the Board in January 2014. Prior to joining the Registrant, Mr. Thiel served as the Managing Partner of the Software IT Group at Triton Pacific Capital Partners, a private equity firm making equity investments on behalf of itself and its investors in lower middle market companies, from January 2007 until the end of 2012. As part of his role at Triton Pacific Capital Partners, Mr. Thiel served on the boards of four of its portfolio companies: Custom Credit Systems, LP, an enterprise software company providing commercial lending automation solutions to major banks; DB Technology, LLC, an enterprise content management software company providing solutions to healthcare providers; Assetpoint, LLC, an enterprise software company providing enterprise asset management solutions to major corporations; and Vayan Marketing Group, LLC, an internet media marketing company providing customer acquisition services to major consumer brands. Mr. Thiel has been a senior advisor to Graham Partners, a mid-market private equity firm since 2008. From January 2004 to December 2006, Mr. Thiel was founder and managing partner of TechStarter Ventures, a venture capital and technology incubator focused on developing Web 2.0 technologies and social media, human resources and project management related web properties. Prior to TechStarter, Mr. Thiel was CEO of GameSpy Industries from January 2002 through January 2003. Mr. Thiel is presently a director of two private companies, including Predixion Software, Inc., and B&B Electronics, Inc. Mr. Thiel attended classes at the Stockholm School of Economics in Europe. Mr. Thiel’s responsibilities prior to Local have included chief executive officer functions at a public company, as well as general oversight of the operations and management of both public and private companies.

In connection with Mr. Thiel’s appointment as the registrant’s chief executive officer, he resigned his positions on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Registrant.

Mr. Thiel will remain Chairman of the Board of the Company and Norman Farra has been named as Lead Director of the Company.

On May 7, 2014, the Registrant issued a press release announcing the foregoing, a copy of which is filed herewith as Exhibit 99.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As disclosed in Item 1.01 above and Item 5.02, below, Mr. Thiel was appointed as chief executive officer of the Registrant, effective May 7, 2014. As a result of such appointment, Mr. Thiel is no longer considered to be an “independent director” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, and only two of the five Directors on the Company’s Board of Directors are considered “independent directors”. Accordingly, the Company does not currently meet the requirements of Rule 5605(b)(1) of the listing standards of the NASDAQ Stock Market, which requires that a majority of the Board of Directors of the Company be comprised of “independent directors” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. In addition as a result of Mr. Thiel’s resignation from the Audit Committee, as disclosed in Item 1.01 above and Item 5.02 below, the Company does not currently meet the requirements of Rule 5605(c)(2)(A) of the listing standards of the NASDAQ Stock Market, which requires that the Audit Committee of the Company be comprised of at least three “independent directors”.

On May 7, 2014, the Company notified the NASDAQ Stock Market that, due to Mr. Thiel’s appointment as Chief Executive Officer and related resignation from the Company’s Audit Committee, the Company’s (i) Board of Directors currently does not consist of a majority of “independent directors” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, and that therefore the Company does not currently meet the requirements of Rule 5605(b)(1) of the listing standards of the NASDAQ Stock Market, and (ii) Audit Committee currently does not consist of at least three “independent directors”, and that therefore the Company does not currently meet the requirements of Rule 5605(c)(2)(A) of the listing standards of the NASDAQ Stock Market. On May 8, 2014, the Company received a response letter from the NASDAQ Stock Market acknowledging the fact that the Company does not currently meet the requirements of Rule 5605(b)(1) and Rule 5605(c)(2)(A) of the listing standards of the NASDAQ Stock Market.

In accordance with Rule 5605(b)(1) and Rule 5605(c)(2)(A) of the listing standards of the NASDAQ Stock Market and as stated in the response letter the Company received from the NASDAQ Stock Market, the Company has a cure period of 180 days from the effective date of Mr. Thiel’s appointment as chief executive officer and related resignation from the Company’s Audit Committee, to again meet the requirements of Rule 5605(b)(1) and Rule 5605(c)(2)(A) of the listing standards of the NASDAQ Stock Market. Prior to the end of such cure period and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Board of Directors intends to appoint to the Company’s Board of Directors and the Company’s Audit Committee, a person who is an “independent director” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. Upon such appointment, the Company will again meet the requirements of Rule 5605(b)(1) and Rule 5605(c)(2)(A) of the listing standards of the NASDAQ Stock Market.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 7, 2014, the Registrant terminated the employment of Michael Sawtell as its president and chief operating officer without Cause, as defined under Mr. Sawtell’s Amended and Restated Employment Agreement dated May 12, 2011. On May 8, 2014, the Registrant entered into a separation and general release agreement (“Separation Agreement”) with Mr. Sawtell. A copy of the Separation Agreement is attached as Exhibit 10.2 hereto. Under the terms of the Separation Agreement, the Registrant will pay Mr. Sawtell $563,165, representing one year’s base salary and all of the bonus payments received by Mr. Sawtell in the four fiscal quarters immediately preceding the date of separation, payable in accordance with the schedule set forth in the Separation Agreement. In addition, the Registrant will pay 100% of Mr. Sawtell’s health insurance premiums through April 2015 if Mr. Sawtell elects to continue his health care insurance coverage under COBRA.

Mr. Sawtell’s separation from the Registrant is not as a result of any disagreement with the Registrant, its management or its auditors. Mr. Sawtell has agreed to certain confidentiality and intellectual property protection provisions in connection with his separation from the Registrant. The Separation Agreement was approved by the independent members of the Registrant’s Board of Directors.

The description of the Separation Agreement herein is limited in its entirety by the terms of that agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1#	Employment Agreement by and between the Registrant and Fred Thiel dated May 7, 2014.

Exhibit 10.2#	Separation Agreement by and between the Registrant and Michael Sawtell dated May 8, 2014.

Exhibit 99.1	Press Release of Local Corporation dated May 7, 2014.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: May 9, 2014	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1#	Employment Agreement by and between the Registrant and Fred Thiel dated May 7, 2014.

10.2#	Separation Agreement by and between the Registrant and Michael Sawtell dated May 8, 2014.

99.1	Press Release of Local Corporation dated May 7, 2014.

#	Indicates management contract or compensatory plan.